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                                                                   EXHIBIT 10.12

THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR QUALIFIED UNDER APPLICABLE STATE SECURITIES LAWS AND HAVE BEEN TAKEN FOR INVESTMENT PURPOSES ONLY AND NOT WITH A VIEW TO OR FOR SALE IN CONNECTION WITH ANY DISTRIBUTION THEREOF. THE SECURITIES MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION AND QUALIFICATION WITHOUT, EXCEPT AS OTHERWISE AGREED BY BORROWER, AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO BORROWER THAT SUCH REGISTRATION AND QUALIFICATION ARE NOT REQUIRED.

                       CONVERTIBLE SECURED PROMISSORY NOTE

$_________                                                        March __, 2003

                  FOR VALUE RECEIVED, Advancis Pharmaceutical Corporation, a Delaware corporation with offices at 656 Quince Orchard Road, Suite 220, Gaithersburg, Maryland 20878 (herein, "BORROWER") promises to pay to the order of ______________, at its office at ______________, or its designee ("LENDER"), or at such other place as Lender may designate from time to time in writing, the principal amount of $__________ (_______) Dollars in lawful money of the United States of America, together with such interest as is payable, as hereinafter provided. This Convertible Secured Promissory Note (this "Note") is one of a series of convertible secured promissory notes issued by Borrower as set forth in more detail in that certain Note Issuance Agreement dated March __, 2003 (the "NOTE ISSUANCE AGREEMENT") among Borrower, Lender and the other Lenders (as defined in the Note Issuance Agreement). Such promissory notes are collectively referred to as "NOTES" and the holders of the Notes are collectively referred to as "LENDERS."

                  1.       Advance; Payments.

                           (a) Advance. All principal amounts borrowed under
this Note (each, an "ADVANCE") shall be advanced and delivered to Borrower on the date of issuance of this Note.

                           (b) Payments. Subject to Sections 6 and 13 below, the
principal balance outstanding hereunder, together with any remaining unpaid principal and any and all costs, fees, expenses and accrued interest then outstanding, shall be due and payable on the Maturity Date. The "MATURITY DATE" shall be the date of the earliest to occur of: (i) the date ninety (90) days after the date of issuance of this Note; (ii) the consummation of a financing in which Borrower receives gross proceeds in excess of Fifteen Million Dollars ($15,000,000) exclusive of any amounts converted under the Notes (a "QUALIFIED FINANCING"); and (iii) the consummation of the sale of all or substantially all of Borrower's assets or any other transaction (other than an equity investment in Borrower led by institutional investors, venture capital investors and/or strategic investors), the result of which is that the holders of Borrower's issued and outstanding voting capital stock immediately prior to such transaction own less than a majority of the voting power of the surviving corporation in such transaction (a "SALE TRANSACTION").

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                  2.       Interest. Interest shall accrue on all amounts
outstanding from time to time hereunder until the Maturity Date at a rate equal to seven percent (7%) per annum compounding monthly. Following the date on which any amount is due under this Note, all such amounts outstanding shall thereafter bear interest until such amounts are paid, at a rate equal to twelve percent (12%) per annum compounding monthly. The annual interest rate shall be calculated for the actual days elapsed on the basis of a 360-day year.

                  3. Transaction Premium. In the event Borrower enters into a definitive agreement to consummate a Sale Transaction while any amounts are owed under this Note, in addition to the amounts due under Section 1, upon consummation of such Sale Transaction, Borrower shall pay to Lender an amount equal to the maximum amount of principal and interest owed under this Note at any time from the time immediately prior to the execution of such definitive agreement through the consummation of the Sale Transaction.

                  4.       Security.

                           (a) Grant of Security Interest. As collateral
security for the prompt and complete payment and performance of all of Borrower's obligations and liabilities to Lenders under the Notes (the "LIABILITIES"), Borrower hereby pledges to, mortgages, assigns, transfers, sets over and grants to the Collateral Agent, as that term is defined in the Note Issuance Agreement, a continuing general lien on and security interest in all of Borrower's right, title and interest in and to all tangible and intangible property of Borrower, whether now owned or hereafter acquired, including, but not limited to, Borrower's interest now and in the future in the following types or items of property (collectively being referred to herein as the "COLLATERAL"):

                                    (i)      ACCOUNTS - All presently owned and
hereafter acquired accounts, accounts receivable, contract rights, bills, acceptances, and other forms of obligations arising out of the sale, lease or consignment of goods or the rendition of services by Borrower; together with any property evidencing or relating to the Accounts (such as guaranties, credit insurance, Letters of Credit), any security for the Accounts, all Books and Records (as hereinafter defined) relating thereto, and all Proceeds (as hereinafter defined) of any of the foregoing, including returned or reclaimed inventory.

                                    (ii)     INVENTORY - All presently owned and
hereafter acquired inventory of every nature, kind, and description, wherever located, including, without limitation, raw materials, goods, work in process, finished goods, parts or supplies; all goods and property held for sale or lease or to be furnished under contracts of service; and all goods and inventory returned, reclaimed or repossessed, together with all Proceeds of any of the foregoing.

                                    (iii)    EQUIPMENT - All presently owned and
hereafter acquired equipment, whether or not affixed to realty, including, without limitation, trucks, trailers, motors, tools, dies, parts, jigs, goods, accessories, handling and delivery equipment, fixtures, improvements, office machines and furniture, together with all Proceeds of any of the foregoing, and all accessions, accessories, replacements and the rights of Borrower under any manufacturer's warranties relating to the foregoing.

                                    (iv)     CHATTEL PAPER - All presently owned
and hereafter acquired chattel paper, including, but not limited to, any writing or writings which evidence both a monetary obligation and a security interest in or a lease of specific goods, together with all Proceeds of any of the foregoing.

                                    (v)      GENERAL INTANGIBLES AND
INTELLECTUAL PROPERTY - All presently owned and hereafter acquired intellectual property and other general intangibles, including, without limitation, any personal property, choses in action, causes of action, designs, plans, goodwill, tax refunds, licenses, franchises, trademarks, trademark applications, trade names, service marks, copyrights, copyright applications, customer lists, patents, patent applications and specifically including Borrower's software, in both object code and source code form, and all rights under license agreements for use of the same, except to the extent that certain agreements may prohibit the transfer or assignment of the rights thereunder to a third party without the licensor's or the other party's consent, in which case such rights shall not be deemed Collateral hereunder, together with all Proceeds of any of the foregoing.

                                    (vi)     INSTRUMENTS - All presently owned
and hereafter acquired instruments, including, without limitation, bills of exchange, notes, and all negotiable instruments, all certificated securities, all certificates of deposit and any other writing which evidences a right to the payment of money and is not itself a security agreement or lease and is of a type which is in the ordinary course of business transferred by delivery with any necessary endorsement or assignment, together with all Proceeds of any of the foregoing.

                                    (vii)    DOCUMENTS - All presently owned and
hereafter acquired documents, including, but not limited to, documents of title (as that term is defined in the Uniform Commercial Code) and any and all receipts, including, but not limited to, receipts of the kind described in
Article 7 of the Uniform Commercial Code, together with all Proceeds of any of the foregoing.

                                    (viii)   LETTERS OF CREDIT - All presently
owned and hereafter acquired letters of credit, including, but not limited to, any written undertaking to pay money conditioned upon presentation of specified documents, and advices of letters of credit, together with all Proceeds of any of the foregoing.

                                    (ix)     PROCEEDS - All presently owned and
hereafter acquired proceeds, as that term is defined in the Uniform Commercial Code, including, without limitation, whatever is received upon the use, lease, sale, exchange, collection, any other utilization or any disposition of any of the Collateral described in this Section 3, whether cash or non-cash, all rental or lease payments, accounts, chattel paper, instruments, documents, contract rights, general intangibles, equipment, inventory, substitutions, additions, accessions, replacements, products, and renewals of, for, or to such property and all insurance therefor.

                  For purposes of this Note, the term "BOOKS AND RECORDS" means all of Borrower's books and records, including, but not limited to, records indicating, summarizing, or evidencing the Collateral, the Liabilities, and Borrower's property, business operations, or financial condition; computer runs, invoices, tapes, processing software, processing contracts (such as contracts for computer time and services) and any computer prepared information, tapes, or data

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of every kind and description, whether in the possession of Borrower or in the possession of third parties. The liens and security interests of the Collateral Agent in the Collateral shall be first priority perfected liens and security interests, subject to no liens, encumbrances or security interests of any kind except those in favor of the Collateral Agent. The liens, encumbrances and security interests in favor of the Collateral Agent may be retained by the Collateral Agent until all of Borrower's obligations to Lender hereunder have been satisfied in full.

                  Notwithstanding anything hereinto the contrary, the property of Borrower identified on Schedule 4(a) (the "EXCLUDED PROPERTY") shall not be considered Collateral and the Collateral Agent shall have no lien on, security interest in, or other right to the Excluded Property.

                           (b) Financing Statements. At the request of the
Collateral Agent, Borrower shall execute and/or deliver financing statements to the Collateral Agent, in form satisfactory to the Collateral Agent, evidencing the Collateral Agent's security interest in the Collateral (collectively, the "FINANCING STATEMENTS"). Moreover, Borrower hereby authorizes the Collateral Agent to file one or more Financing Statement or continuations thereof, and amendments thereto pursuant to the Uniform Commercial Code, relative to all or any part of the Collateral without the signature of Borrower where permitted by law. A carbon, photographic or other reproduction of this Note, as executed by all parties, or any financing statement covering the Collateral or any part thereof shall be sufficient as a Financing Statement where permitted by law.

                           (c) Intellectual Property Security Agreement and
Patent and Trademark Office Filings. Concurrently with the execution hereof, Borrower shall execute and deliver to the Collateral Agent an Intellectual Property Security Agreement in form and substance satisfactory to the Collateral Agent (the "IP SECURITY AGREEMENT"), together with such documents and instruments as are requested by the Collateral Agent, in form satisfactory to the Collateral Agent, evidencing the Collateral Agent's security interest in such of the Collateral as comprises intellectual property, for filing with the United States Patent and Trademark Office in order to properly perfect the Collateral Agent's security interest therein (collectively, with the IP Security Agreement, the "PTO DOCUMENTATION" and together with the Note Issuance Agreement, the Financing Statements, the Notes, the "LOAN DOCUMENTS").

                           (d) Delivery of Documents; Inspection of Collateral.
At any time and from time to time, upon the demand of the Collateral Agent, Borrower will, at Borrower's expense: (i) immediately deliver and pledge to the Collateral Agent, properly endorsed to the Collateral Agent and/or accompanied by such instruments of assignment and transfer in such form and substance as the Collateral Agent may request, any and all instruments, documents, and/or chattel paper as the Collateral Agent may specify in its demand; (ii) give, execute, deliver, file, and/or record any notice, statement, instrument, document, agreement, or other papers that may be necessary or desirable, or that the Collateral Agent may reasonably request, in order to create, preserve, perfect, or validate any security interest granted pursuant hereto or intended to be granted hereunder or to enable the Collateral Agent to exercise or enforce its rights hereunder or with respect to such security interest; (iii) keep, stamp, or otherwise mark any and all documents, instruments, chattel paper, and its Books and Records relating to the Collateral in such manner as the Collateral Agent may require; and/or (iv) permit representatives and agents

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of the Collateral Agent access to its premises at any reasonable time requested by the Collateral Agent, following prior notice to Borrower, to inspect the Collateral and the Books and Records and to audit and make abstracts from the Books and Records.

                  5. Events of Default. The occurrence, after the date hereof, of one or more of the following events shall constitute an event of default hereunder (an "EVENT OF DEFAULT"):

                           (a) Borrower shall fail to make any payment due to
Lender under this Note or to any other Lender under any of the other Notes as and when due, whether at maturity, as a result of the occurrence of an Event of Default, or otherwise.

                           (b) Borrower shall fail to observe or perform any
other covenant or agreement required to be observed or performed by Borrower under this Note or any other Loan Document or under any document, instrument or agreement executed and delivered in connection with this note or the transactions contemplated hereby (collectively, the "RELATED DOCUMENTS"), and such failure shall continue after the expiration of ten (10) days following the earlier of (i) notice from the Lender or the Collateral Agent to Borrower of such failure, or (ii) the date on which Borrower knew or should have known of such failure.

                           (c) Any representation or warranty of Borrower under
this Note or under any other Loan Document, or under any Related Document, shall be false or misleading in any material respect.

                           (d) Borrower shall default in the payment of any
other obligation for borrowed money, which default is not cured within any grace or cure period applicable thereto.

                           (e) If custody or control of any substantial part of
the property of Borrower or any subsidiary shall be assumed by any governmental agency or any court of competent jurisdiction at the instance of any governmental agency; if any material license or franchise shall be suspended, revoked or otherwise terminated; or if any governmental regulatory authority or judicial body shall make any other final non-appealable determination the effect of which would be to affect materially and adversely the operations of Borrower as now conducted.

                           (f) If Borrower shall create, permit or suffer the
creation of any liens, security interests, or any other encumbrances on any of its property, real or personal, except (i) those in favor of the Collateral Agent as security for the loans represented by the Notes, (ii) the other valid and perfected security interests existing as of the date hereof as set forth on, or additional liens, security interests or other encumbrances as permitted by or set forth on Schedule 4(a), (iii) those for taxes, assessments or charges of any governmental authority for claims not yet due or that are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, (iv) those of materialmen, mechanics, warehousemen, carriers or other similar liens arising in the ordinary course of business, and (v) those liens in existence on the date hereof in favor of landlords for premises leased by Borrower; provided that Borrower shall have ten (10) days from the date on which Borrower became aware or should have become aware of the existence of any non-permitted lien, security interest or encumbrance to remove, or purge or satisfy any such lien, security interest or encumbrance that is both non-consensual and not in favor of any government entity.

                           (g) If Borrower shall sell, lease, transfer or
otherwise dispose of all or any portion of its assets, real or personal, other than such transactions in the normal and ordinary course of business for value received; or discontinue, liquidate, or change in any material respect any substantial part of its operations or business(es).

                           (h) If Borrower: becomes bankrupt or generally fails
to pay its debts as such debts become due; is adjudicated insolvent or bankrupt; admits in writing its inability to pay its debts; or shall suffer a custodian, receiver or trustee for it or substantially all of its property to be appointed and if appointed without its consent, not be discharged within thirty (30) days; makes an assignment for the benefit of creditors; or suffers proceedings under any law related to bankruptcy, insolvency, liquidation or the reorganization, readjustment or the release of debtors to be instituted against it and if contested by it not dismissed or stayed within thirty (30) days; if proceedings under any law related to bankruptcy, insolvency, liquidation, or the reorganization, readjustment or the release of debtors is instituted or commenced by Borrower; if any order for relief is entered relating to any of the foregoing proceedings; if Borrower shall call a meeting of its creditors with a view to arranging a composition or adjustment of its debts; or if Borrower shall by any act or failure to act indicate its consent to, approval of or acquiescence in any of the foregoing.

                           (i) An Event of Default shall occur under the IP
Security Agreement.

                  6.       Remedies.

                           (a) General Rights of Lenders. Upon the occurrence of
an Event of Default, the entire unpaid principal sum hereunder plus any and all interest accrued hereon shall become due and payable immediately without presentment, demand, notice of nonpayment, protest, notice of protest, or other notice of dishonor, all of which are hereby expressly waived by Borrower.

                           (b) Remedies Under IP Security Agreement. Upon the
occurrence of an Event of Default, the Collateral Agent may employ any or all of the remedies available to it under the IP Security Agreement.

                           (c) Right of Setoff. Lender, upon the affirmative
vote or consent of the Lenders who have lent to Borrower a majority of the then outstanding principal under the Notes (the "MAJORITY LENDERS"), shall have the right, without notice to Borrower and regardless of the adequacy of the Collateral for the Liabilities or other means of obtaining repayment of the Liabilities, and is specifically authorized hereby to apply toward and set-off against and apply to the then unpaid balance of the Liabilities any items or funds of Borrower held by the Lender or any affiliate of the Lender (herein an "AFFILIATE"), or any other property of Borrower, including, without limitation, securities, now or hereafter maintained by Borrower for its own account with the Lender or any Affiliate, and any other indebtedness at any time held or owing by the Lender or any Affiliate to or for the credit or the account of Borrower. For such purpose, the Collateral Agent shall have, and Borrower hereby grants to the Collateral Agent, a first lien on and security interest in such deposits, property, funds and accounts and the proceeds thereof. Such right of set-off shall exist whether or not the Lender or the Collateral Agent shall have made any demand

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under this Note or any Related Document, or any other document executed in connection therewith, and whether or not the Liabilities are matured or unmatured.

                           (d) Additional Rights and Remedies. In addition to
the rights and remedies available to Lenders or the Collateral Agent, as set forth above, upon the occurrence of an Event of Default hereunder, or at any time thereafter so long as an Event of Default is continuing, Lenders, upon the affirmative vote or consent of the Majority Lenders, or the Collateral Agent, may immediately and without notice, do any or all of the following, which rights and remedies are cumulative, may be exercised from time to time, and are in addition to any rights and remedies available to Lenders or the Collateral Agent under any other agreement or instrument by and between Borrower and Lenders or the Collateral Agent:

                                    (i)      Exercise any and all of the rights
and remedies of a secured party under the Uniform Commercial Code, including, without limitation, the right to require Borrower to assemble the Collateral and make it available to Lenders and the Collateral Agent at a place reasonably convenient to the parties;

                                    (ii)     Notify the account debtors for any
of the Accounts to make payment directly to the Collateral Agent, or to such post office box as the Collateral Agent may direct;

                                    (iii)    Demand, sue for, collect, or
retrieve any money or property at any time payable, receivable on account of, or in exchange for, or make any compromise, or settlement deemed desirable with respect to any of the Collateral;

                                    (iv)     Notify the post office authorities
to change the address for delivery of Borrower's mail to an address designated by the Collateral Agent and to receive, open, and distribute all mail addressed to Borrower, retaining all mail relating to the Collateral and forwarding all other mail to Borrower; and/or

                                    (v)      Upon not less than ten (10)
calendar days' prior written notice to Borrower (or one (1) day notice by telephone with respect to Collateral that is perishable or threatens to decline rapidly in value), which Borrower hereby acknowledges to be sufficient, commercially reasonable and proper, the Collateral Agent may sell, lease or otherwise dispose of any or all of the Collateral at any time and from time to time at public or private sale, with or without advertisement thereof, and apply the proceeds of any such sale first to Lenders' expenses in preparing the Collateral for sale (including reasonable attorneys' fees and costs and fees of the Collateral Agent), second to the complete satisfaction of the Liabilities in any order deemed appropriate by the Collateral Agent in its sole discretion, and third, the balance, if any, shall be returned to Borrower. Borrower waives the benefit of any marshaling doctrine with respect to Lenders' or the Collateral Agents exercise of their rights hereunder. Borrower grants a royalty-free license to Lenders for all patents, service marks, trademarks, tradenames, copyrights, computer programs and other intellectual property and proprietary rights sufficient to permit Lenders to exercise all rights granted to Lenders and the Collateral Agent under this Section. Lenders or anyone else may be the purchaser of any or all of the Collateral so sold and thereafter hold such Collateral absolutely, free from any claim or right of whatsoever kind, including any

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equity of redemption of Borrower or any other obligor, any such notice, right and/or equity of redemption being hereby expressly waived and released.

                           (e) Grant of Power of Attorney.

                                    (i)      Collateral Agent as
Attorney-in-Fact. Borrower hereby irrevocably appoints the Collateral Agent, on behalf of the Lenders (and any of its attorneys, officers, employees, or agents) as its true and lawful attorney-in-fact, said appointment being coupled with an interest, with full power of substitution, in the name of Borrower, Lenders, or otherwise, for the sole use and benefit of Lenders in its sole discretion, but at Borrower's expense, to exercise, to the extent permitted by law, in its name or in the name of Borrower or otherwise, the powers set forth herein, following the occurrence of an Event of Default hereunder (except as to clause (iii), which power may be exercised at any time), such powers, including, but not limited to, the power at any time: (i) to endorse the name of Borrower upon any instruments of payment, invoice, freight, or express bill, bill of lading, storage, or warehouse receipt relating to the Collateral; (ii) to demand, collect, receive payment of, settle, compromise, or adjust all or any of the Collateral; (iii) to sign and file one or more financing statements naming Borrower as debtor and Lenders as secured party and indicating therein the types or describing the items of Collateral herein specified; (iv) to correspond and negotiate directly with insurance carriers; and (v) to execute any notice, statement, instrument, agreement, or other paper that Lenders may require to create, preserve, perfect, or validate any security interest granted pursuant hereto or to enable Lenders to exercise or enforce its rights hereunder, under any Related Document, or with respect to such security interest.

                                    (ii)     Liability of Lenders as
Attorney-in-Fact. Neither the Collateral Agent nor its attorneys, officers, employees, or agents shall be liable for acts, omissions, any error in judgment, or mistake in fact in its/their capacity as attorney-in-fact. Borrower hereby ratifies all lawful acts of the Collateral Agent as its attorney-in-fact. This power, being coupled with an interest is irrevocable until the liabilities have been fully satisfied. Lenders shall not be required to take any steps necessary to preserve any rights against prior parties with respect to any of the Collateral.

                           (f) Termination. Collateral Agent's lien and security
interest in the Collateral shall terminate upon Borrower's satisfaction of the Liabilities (whether through repayment of amounts owed to Lender hereunder, conversion of this Note in accordance with Section 13 below or otherwise) and upon such termination Collateral Agent shall execute any and all releases and other documentation reasonably requested by Borrower.

                  7.       Remedies Cumulative, etc.

                           (a) No right or remedy conferred upon or reserved to
Lenders or the Collateral Agent hereunder or now or hereafter existing at law or in equity is intended to be exclusive of any other right or remedy, and each and every such right or remedy shall be cumulative and concurrent, and in addition to every other such right or remedy, and may be pursued singly, concurrently, successively or otherwise, at the sole discretion of Lenders or the Collateral Agent, as applicable, and shall not be exhausted by any one exercise thereof but may be exercised as often as occasion therefor shall occur.

                           (b) Borrower hereby waives presentment, demand,
notice of nonpayment, protest, notice of protest, notice of dishonor and any and all other notices in connection with any default in the payment of, or any enforcement of the payment of, all amounts due under this Note. To the extent permitted by law, Borrower waives the right to any stay of execution and the benefit of all exemption laws now or hereafter in effect.

                           (c) Borrower agrees that any action or proceeding
against it to enforce the Note may be commenced in state or federal court in any county in the State of Delaware or in state or federal court in any county in which any of the Lenders or any subsequent Note holder has an office, and Borrower waives personal service of process and agrees that a summons and complaint commencing an action or proceeding in any such court shall be properly served and shall confer personal jurisdiction if served by registered or certified mail in accordance with the notice provisions set forth herein.

                  8. Costs and Expenses. Following the occurrence of any Event of Default, Borrower shall pay upon demand all reasonable costs and expenses (including all attorneys' fees and expenses) incurred by Lenders (including fees and costs of or related to the Collateral Agent) in the exercise of any of its rights, remedies or powers under this Note and any amount thereof not paid promptly following demand therefor shall bear interest as set forth in
Section 2 hereof, from the date of such demand until paid in full.

                  9. Pari Passu Notes. Lender acknowledges and agrees that the payment of all or any portion of the outstanding principal amount of this Note and all interest hereon shall be pari passu in right of payment and in all other respects to the other Notes. In the event Lender receives payments in excess of its pro rata share of Borrower's payments to all of the Lenders, then Lender shall hold in trust all such excess payments for the benefit of the other Lenders and shall pay such amounts held in trust to such other Lenders upon demand by such Lenders.

                  10. Payments Free of Taxes, Etc. All payments made by Borrower under this Note shall be made by Borrower free and clear of and without deduction for any and all present and future taxes, levies, charges, deductions and withholdings unless required by law. In addition, Borrower shall pay upon demand any stamp or other taxes, levies or charges of any jurisdiction with respect to the execution, delivery, registration, performance and enforcement of this Note. Upon request by Lenders or the Collateral Agent, Borrower shall furnish evidence satisfactory to Lenders that all requisite authorizations and approvals by, and notices to and filings with, governmental authorities and regulatory bodies have been obtained and made and that all requisite taxes, levies and charges have been paid.

                  11. Prepayment. Borrower may not prepay any amounts owed under this Note unless it has received the prior written consent of the Majority Lenders to such prepayment. Any amount prepaid under this Section 11 shall be applied first to accrued and unpaid interest under this Note and then to outstanding principal hereon.

                  12. Replacement. Upon receipt by Borrower from Lender of evidence of the loss, theft, destruction, or mutilation of this Note, Borrower shall, at Lender's expense, execute and deliver a replacement Note, substantially in the same form as the form of this Note. Such replacement Note shall be dated the date of this Note.

                  13.      Conversion of Note.

                           (a) Option to Convert. Upon or at any time after the
consummation of a Qualified Financing and while any amounts are owed under this Note, Lender may, at its option, elect to convert all or a portion of such owed amounts into the class and type of securities sold in the first such Qualified Financing on a dollar for dollar basis at the purchase price per security in such Qualified Financing, subject to adjustment in the manner prescribed in
Section 13(g) (the "CONVERSION PRICE").

                           (b) Notice of Sale. Not less than 10 days prior to
the occurrence of the next proposed Qualified Financing after the date of issuance of this Note, Borrower shall give written notice to Lender of such proposed financing. Such notice shall explain in reasonable detail the per security purchase price at which such securities are proposed to be sold or issued, and the per security purchase price of all other securities of Borrower that are to be sold within two weeks of the first such sale or issuance, the date on which the first sale occurred or is expected to occur, and the rights, preferences and obligations of such securities proposed to be sold.

                           (c) Election to Convert. If Lender decides to convert
any amounts owed under the Note, it shall deliver written notice, in a form substantially similar to Exhibit A (the "NOTICE OF CONVERSION") to Borrower of its intent to convert such amounts into securities issued or to be issued in the Qualified Financing (the "CONVERTED AMOUNT"). Until such time as the Converted Amount is, in fact, converted into such securities, it shall continue to accrue interest at the rate prescribed in this Note. The securities to be issued hereunder shall have the same terms, rights and preferences as those securities issued or sold by Borrower in the Qualified Financing, subject to the adjustment of the per security purchase price as prescribed in Section 13(g). Except for the delivery of the Notice of Conversion to Borrower, Lender need not take any further action to effect the conversion; provided, however, that Borrower will not be obligated to issue certificates evidencing the securities issuable upon such conversion unless this Note is either delivered to Borrower, or Lender provides evidence to Borrower as of the date of conversion that this Note has been lost, stolen or destroyed. Borrower shall issue and deliver, promptly upon receiving the surrendered Note or the evidence that the Note has been lost, stolen or destroyed, a certificate or certificates for (i) such number of full securities to which Lender is entitled upon such conversion in the name of Lender or to Lender's order; and (ii) a cash payment in the amount of the sum of the value of any fractional unit, as provided in Section 13(e).

                           (d) Automatic Conversion. In the event that the
rights, privileges and preferences of the securities issued in the first Qualified Financing consummated after the date of this Note are at least as favorable to the holders thereof as the rights, privileges and preferences of Borrower's Series D Convertible Preferred Stock are to the holders thereof solely with respect to the dividends, liquidation preference, conversion, redemption, and voting rights as set forth in the Borrower's current Certificate of Incorporation, then, upon the consummation of such Qualified Financing, all of the amounts owed under this Note shall automatically convert into the class and type of securities sold in such Qualified Financing on a dollar for dollar basis at the Conversion Price. Borrower and Lender agree for purposes of the foregoing sentence that the date after which such securities may be redeemed by the holder thereof (other than a redemption as a result of a breach of any representation, warranty, covenant or the like) shall not be a factor to be considered for purposes of determining whether the rights, privileges and preferences of the securities sold in such Qualified Financing are at least as favorable as those of the Series D Convertible Preferred Stock. Upon an automatic conversion pursuant to this Section 13(d), the Borrower will not be obligated to issue certificates evidencing the securities issuable upon such conversion unless this Note is either delivered to Borrower, or Lender provides evidence to Borrower as of the date of conversion that this Note has been lost, stolen or destroyed. Borrower shall issue and deliver, promptly upon receiving the surrendered Note or the notice and evidence stating that the Note has been lost, stolen or destroyed, a certificate or certificates for (i) such number of full securities to which Lender is entitled upon such conversion in the name of Lender or to Lender's order; and (ii) a cash payment in the amount of the sum of the value of any fractional unit, as provided in Section 13(e).

                           (e) Fractional Units. No fractional units may be
issued upon any conversion of the amounts under this Note. In lieu of any fractional unit to which Lender would otherwise be entitled, Borrower shall pay Lender cash equal to the product of such fraction multiplied by the Conversion Price as of the date of conversion.

                           (f) Effect of Conversion. Upon conversion of this
Note, the Converted Amount in the event of a conversion pursuant to Section 13(c) or all of the amounts owed under this Note in the event of a conversion pursuant to Section 13(d) shall be deemed paid and this Note will be deemed cancelled with no further force or effect other than as evidence of Lender's right to Borrower securities. Notwithstanding the foregoing, if Lender converts less than all of the amounts owed by Borrower under this Note pursuant to
Section 13(c), Borrower shall, at its own expense, execute and deliver a new promissory note, substantially in the same form as the form of this Note, evidencing Borrower's obligation to pay all amounts that remain unpaid under this Note. Such new promissory note shall be dated the date of this Note.

                           (g)      Adjustments to Conversion Price.

                                    (i)      Dividend, Split or Subdivision of
Securities. If the number of securities issued in the Qualified Financing (the, "SECURITIES") is increased or deemed increased by a dividend payable in Securities or securities convertible into or exchangeable for Securities ("EQUIVALENTS") or by a subdivision or split-up of Securities or Equivalents, then, following the effective date fixed for the determination of holders of Securities or Equivalents entitled to receive such dividend, subdivision or split-up, the Conversion Price shall be appropriately decreased so that the number of Securities issuable upon a conversion of this Note

(the "CONVERSION SECURITIES") following such effective date shall be increased in proportion to such increase in outstanding Securities (on an as fully converted basis).

                                    (ii)     Combination of Securities. If, at
any time after the date of the first Qualified Financing following the date of issuance of this Note, the number of Securities outstanding is decreased by any sort of combination of the outstanding Securities, then, following the effective date for such combination, the Conversion Price shall be appropriately increased and the number of Conversion Securities issuable following such effective date shall be decreased in proportion to such decrease in outstanding Securities (on an as fully converted basis).

                                    (iii)    Reorganization; Merger; Etc. If, at
any time after the date of the first Qualified Financing following the date of issuance of this Note, there shall be any merger, consolidation, exchange of Securities, recapitalization, reorganization, or other similar event, other than a Sale Transaction, as a result of which Securities shall be changed into the same or a different number of securities of another class or classes of securities of Borrower or another entity, then Lender shall thereafter have the right to receive upon conversion of this Note, upon the bases and upon the terms and conditions specified herein and in lieu of the Conversion Securities theretofore issuable upon conversion, such securities or assets to which Lender would have been entitled in such transaction had this Note been converted in full immediately prior to such transaction (without regard to any limitations on conversion set forth herein), and in any such case appropriate provisions shall be made with respect to the rights and interests of Lender of this Note such that the provisions hereof (including, without limitation, provisions for adjustment of the Conversion Price and of the number of Conversion Securities issuable upon conversion of the Note) shall thereafter be applicable, as nearly as may be practicable in relation to any securities or assets thereafter deliverable upon the conversion hereof. The above provisions shall similarly apply to successive consolidations, mergers, sales, transfers or share exchanges.

                                    (iv)     Dividends and Distributions. If
Borrower declares or makes any distribution of its assets (or rights to acquire its assets) to holders of any class or series of securities as a dividend, security repurchase, by way of return of capital or otherwise (including any dividend or distribution to Borrower's stockholders in cash or securities of a subsidiary) (a "DISTRIBUTION"), Borrower shall provide notice to Lender of such Distribution at least ten (10) days prior to the record date for the determination of stockholders entitled to such Distribution.

                                    (v)      Calculations. All calculations
under this Section 13(g) shall be made to the nearest one hundredth of a cent ($.0001) or to the nearest hundredth of a share, as the case may be.

                                    (vi)     Notice of Adjustments. Upon the
occurrence of each adjustment or readjustment pursuant to this Section 13(g), Borrower, at its own expense, will promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to Lender a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. Borrower will, upon the written request, at any time, of Lender, furnish or cause to be furnished to Lender a like certificate setting forth: (i) such adjustments and readjustments; (ii) the Conversion Price at the time in effect; and (iii) the number of Securities and the amount, if any, of other property that at the time would be received upon the conversion of the Note.

                           (h) Reservation of Securities. Borrower shall take
all necessary actions to reserve and keep available out of its authorized capital stock, solely for the purpose of issuance upon conversion of this Note, such number and kind of shares of capital stock as may then be issuable upon the direct and indirect conversion of all amounts owing under this Note. Borrower covenants that all shares of capital stock which shall be so issuable will, upon the conversion of this Note as herein provided, be duly and validly issued and fully paid and nonassessable by Borrower.

                  14. Notices. All notices required to be given to any of the parties hereunder shall be in writing and shall be deemed to have been sufficiently given for all purposes when presented personally to such party or sent by United States mail, postage prepaid or sent by telecopier, with written confirmation of successful transmission received by the sender, to such party at its address set forth below:

                  Borrower:        Advancis Pharmaceutical Corporation
                                   656 Quince Orchard Road
                                   Suite 220
                                   Gaithersburg, Maryland 20878
                                   Attention: Edward M. Rudnic, Ph.D., President
                                              and CEO
                                   Telecopier: (240) 683-9853

                  with a copy to:  Piper Rudnick LLP
                                   6225 Smith Avenue
                                   Baltimore, Maryland 21209-3600
                                   Attention: Howard S. Schwartz, Esquire
                                   Telecopier: (410) 580-3251

                  Lender:          [NAME]
                                   [ADDRESS]
                                   [CITY], [STATE] [ZIP CODE]
                                   Attention: __________________
                                   Telecopier: _________________

                  with a copy to:  Pepper Hamilton LLP
                                   400 Berwyn Park
                                   899 Cassatt Road
                                   Berwyn, Pennsylvania 19312-1183
                                   Attention: Jeffrey P. Libson, Esquire
                                   Telecopier No.: 610.640.7835

Such notice shall be deemed to be given when received if delivered personally or two days after the date mailed if sent by certified or registered mail. Any notice of any change in such address shall also be given in the manner set forth above. Whenever the giving of notice is required, the giving of such notice may be waived in writing by the party entitled to receive such notice.

                  15.      Severability. In the event that any provision of this
Note is held to be invalid, illegal or unenforceable in any respect or to any extent, such provision shall nevertheless remain valid, legal and enforceable in all such other respects and to such extent as may be permissible. Any such invalidity, illegality or unenforceability shall not affect any other provisions of this Note, but this Note shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

                  16. Amendments and Waivers. Except as otherwise provided in this Note, no modification or amendment hereof, or waiver or consent hereunder, shall be effective unless (i) made in a writing signed by appropriate officers of Borrower, (ii) such amendment or modification is approved by the Majority Lenders, and (iii) such amendment or modification is made to all of the Notes.

                  17. Successors and Assigns. This Note may not be sold, assigned or otherwise transferred by Lender to any party without the prior written consent of Borrower (other than a transfer to an Affiliate of such Lender or a Person that is a member of such Lender's Group, as such term is defined in the Stockholders' Agreement dated as of October 25, 2001, as it may from time to time be amended, among Borrower and the Investors thereunder). For purposes of this Section 17 only, "AFFILIATE" means (a) with respect to any Lender who is a natural person, each member of such Lender's immediate family; and (b) with respect to any Lender that is a corporation, partnership, trust or limited liability company (collectively, an "ENTITY"), (i) each Entity that such Lender controls and (ii) each Entity that is under common control with such Lender. This Note inures to the benefit of Lender and binds Borrower, and its permitted successors and assigns, and the words "LENDER" and "BORROWER" whenever occurring herein shall be deemed and construed to include such respective permitted successors and assigns.

                  18. Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of Delaware.

                  19. Consent to Jurisdiction and Service of Process. Borrower irrevocably appoints each and every executive officer of Borrower as its attorneys upon whom may be served, by regular or certified mail at the address set forth in this Note, any notice, process or pleading in any action or proceeding against it arising out of or in connection with this Note or any of the other Loan Documents. Borrower hereby consents that any action or proceeding against it may be commenced and maintained in any court within the State of Delaware or in the United States District Court for any District of Delaware by service of process on any such owner, partner and/or officer. Borrower further agrees that such courts of the Commonwealth of Delaware and the United States District Court for any District of Delaware shall have jurisdiction with respect to the subject matter hereof and the person of Borrower and all Collateral for the Liabilities.

                            [Signature Page Follows.]

                  IN WITNESS WHEREOF, Borrower has duly executed this Convertible Secured Promissory Note the day and year first above written.

ATTEST:                                   ADVANCIS PHARMACEUTICAL
                                          CORPORATION

By: ________________________________      By: __________________________________
         Name:                                     Name:
         Title:                                    Title:

                                  SCHEDULE 4(a)
                                EXCLUDED PROPERTY

                  1. All Borrower property pledged in favor of General Electric Capital Corporation (assignee of Oxford Venture Finance, LLC) pursuant to that certain Master Loan and Security Agreement dated January 23, 2001, covering certain scheduled equipment and all additions and attachments thereto, and any licenses, trademarks, other tangible or intangible property ancillary to such scheduled equipment, and as to all products, proceeds, rents and profits from such scheduled equipment including insurance proceeds.

                  2. All Borrower property pledged in favor of General Electric Capital Corporation pursuant to that certain Master Security Agreement dated February 12, 2002 (covering certain scheduled equipment and all additions, attachments, accessories and accession thereto and all substitutions, replacements or exchange therefor and all insurance and/or other proceeds thereof).

                  3. All Borrower property pledged in favor of Allfirst Bank pursuant to that certain Revolving Credit Facility Loan Agreement dated March 15, 2002 (covering certain scheduled equipment and all interests of Borrower in the securities maintained with Allfirst Bank).

                  4. All Borrower property that may be pledged to Allfirst Bank pursuant to a loan facility that may be entered into between the Borrower and Allfirst Ban for up to $5,500,000. It is anticipated that any such facility would be secured by the equipment to be purchased with the proceeds of the loan and a cash collateral deposit of $500,000.

                  5. All Borrower property pledged in favor of Seneca Meadows Corporate Center II LLC, in the form of a Letter of Credit for the benefit of landlord, pursuant to that certain Lease Agreement dated August 1, 2002.

                  6. Borrower's leasehold interest arising from and created pursuant to that certain Lease Agreement with Seneca Meadows Corporate Center II, LLC dated August 1, 2002.

                  7. Borrower's leasehold interest arising from and created pursuant to that certain Lease Agreement with ARE-940 Clopper Road, LLC dated August 7, 2000.

                  8. Borrower's leasehold interest arising from and created pursuant to that certain Lease Agreement with Federal Realty Investment Trust dated March 1, 2003.

                  9. Borrower's leasehold interest arising from and created pursuant to that certain Sublease Agreement with ACS Government Services, Inc. dated November 7, 2001.

                  10. Borrower's leasehold interest in certain office equipment leased pursuant to those certain Office Equipment Lease Agreements with IOS Capital, Inc., dated January 1, 2001 and October 1, 2001, respectively.

                  11. All Borrower equipment that may be purchased in the future and pledged to a lender as collateral for the loans used to finance such equipment purchases.

                                    EXHIBIT A

                              NOTICE OF CONVERSION

                              NOTICE OF CONVERSION

To: ____________________________                  Dated: ______________________

                  The undersigned, pursuant to the provisions set forth in the Convertible Secured Promissory Note delivered to ________ on March __, 2003 (the "NOTE"), hereby irrevocably elects to convert _____________ of the amount owed by Advancis Pharmaceutical Corporation ("BORROWER") under the Note into the securities issued by Borrower in the first Qualified Financing following the date of issuance of the Note, as provided in the Note.

                                    Signature: _________________________________

                                    Name of Entity (if applicable): ____________

                                    Title: _____________________________________

                                    Address:____________________________________

                                    ____________________________________________